Exhibit 10.6

AMENDMENT NO. 2
TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT, dated effective as of March 30, 2008 (“Amendment”), is made and entered into by and between Open Energy Corporation, a Nevada corporation (“Company”), and David Saltman, an individual (“Executive”), with reference to the following facts:

A.            The Company and Executive are parties to that certain Employment Agreement, dated August 25, 2005 (“Employment Agreement”), which contains the terms and conditions of Executive’s employment by the Company.

B.            On January 30, 2007, the Employment Agreement was further amended.

C.            The Corporation and Executive wish to amend certain aspects of the Employment Agreement relating to the grant of restricted stock to Executive, which amendment the Corporation believes to be in the best interest of the shareholders of the Corporation.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Amendment to Exhibit A to the Employment Agreement.  Exhibit A to the Employment Agreement is hereby amended to provide that all shares that are scheduled to vest on March 31, 2008 shall vest on April 20, 2008.

2.             Effect.  Except as and to the extent amended by this Amendment, the Employment Agreement, including Exhibit A, shall remain in full force and effect in accordance with its terms.

3.             Counterparts.  This Amendment may be executed in two or more counterparts and by facsimile, each of which shall be considered an original instrument, but all of which together shall be considered one and the same agreement, and shall become binding when one or more counterparts have been executed and delivered by each of the parties hereto.

4.             Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of California applicable to a contract executed and performed in the State of California, without giving effect to the conflicts of laws principles thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

OPEN ENERGY CORPORATION, a Nevada corporation

By:
Aidan Shields Chief Financial Officer

EXECUTIVE:

David Saltman, an individual